Exhibit 99.1

Senseonics Holdings Increases Previously Announced Bought Deal Offering of Common Stock to $100.0 Million

January 21, 2021

GERMANTOWN, Md.--(BUSINESS WIRE)-- Senseonics Holdings, Inc. (NYSE American: SENS) (“Senseonics” or the “Company”), a medical technology company focused on the development and commercialization of a long-term, implantable continuous glucose monitoring (CGM) system for people with diabetes, today announced that, due to demand, the underwriter has agreed to increase the size of the previously announced offering and purchase on a firm commitment basis 51,948,052 shares of common stock of the Company at a public offering price of $1.925 per share, less underwriting discounts and commissions. The Company also has granted the underwriter a 30-day option to purchase up to an additional 7,792,207 shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on or about January 26, 2021, subject to customary closing conditions.

H.C. Wainwright & Co. is acting as the sole book-running manager for the offering.

The gross proceeds of the offering are expected to be approximately $100.0 million, prior to deducting underwriting discounts and commissions and estimated offering expenses and excluding the exercise of the underwriter’s option to purchase additional shares. The Company intends to use the net proceeds from this offering for general corporate purposes, including product development, focused on working to complete clinical development, secure regulatory approval and support anticipated commercial launch of the 365-day product, supporting the collaboration with Ascensia Diabetes Care, and funding working capital and capital expenditures.

The shares of common stock are being offered pursuant to an effective registration statement on Form S-3 (File No. 333-235297) that was filed with the U.S. Securities and Exchange Commission (“SEC”) on November 27, 2019, amended on December 18, 2019 and declared effective on December 20, 2019. The shares of common stock may be offered only by means of a prospectus. A preliminary prospectus supplement and accompanying prospectus relating to the offering were filed with the SEC and are available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus supplement and accompanying prospectus relating to the offering, when filed, may be obtained from H.C. Wainwright & Co., LLC, 430 Park Avenue, New York, NY 10022, by email at placements@hcwco.com or by phone at (646) 975-6996.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Senseonics

Senseonics Holdings, Inc. is a medical technology company focused on the design, development and commercialization of transformational glucose monitoring products designed to help people with diabetes confidently live their lives with ease. Senseonics' CGM systems, Eversense® and Eversense® XL, include a small sensor inserted completely under the skin that communicates with a smart transmitter worn over the sensor. The glucose data are automatically sent every 5 minutes to a mobile app on the user's smartphone.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. These statements include, without limitation, statements related to our ability to close the offering and the use of proceeds from the offering. Forward-looking statements relating to expectations about future results or events are based upon information available to Senseonics as of today's date and are not guarantees of the future performance of the company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in Senseonics’ most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning Senseonics, or other matters and attributable to Senseonics or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Senseonics does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof, except as required by law.

Senseonics Investor Contact

Lynn Lewis or Philip Taylor
Investor Relations
415-937-5406
investors@senseonics.com